Exhibit 99.1

News Release

Evans Bancorp, Inc. One Grimsby Drive Hamburg, NY 14075
IMMEDIATE RELEASE
Evans Bancorp Prices Common Stock Offering
HAMBURG, NY, May 11, 2010 — Evans Bancorp, Inc. (the “Company” or “Evans”) (NASDAQ: EVBN), a community financial services company serving Western New York since 1920, today announced the pricing of an underwritten public offering of 1,125,000 shares of common stock at a price of $12.00 per share. After the underwriting discount and estimated offering expenses payable by the Company, it expects to receive net proceeds of approximately $12.3 million. Evans has also granted the underwriters a 30-day option to purchase up to an additional 97,000 shares of common stock on the same terms and conditions to cover over-allotments, if any. The offering is expected to close on May 14, 2010, subject to customary closing conditions.
The Company intends to use the proceeds from the offering for general corporate purposes, which will likely include support for organic growth, and may also include financing potential acquisitions of branches or other financial institutions.
Sandler O’Neil + Partners, L.P. acted as the sole book running manager of the offering.
This press release is for information purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, the common stock; nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The offering is being made only by means of a prospectus supplement and the accompanying prospectus. Copies of the prospectus supplement and accompanying prospectus relating to the offering, may be obtained from:
Sandler O’Neil + Partners, L.P.
919 Third Avenue — 6th Floor
New, York, NY 10022
Telephone: 212-466-7700.
About Evans Bancorp, Inc.
Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $635 million in assets and $511 million in deposits at March 31, 2010. The Bank has 13 branches located in Western New York and is a full-service community bank providing comprehensive financial services to consumer, business and municipal customers. Evans Bancorp’s wholly-owned insurance subsidiary, The Evans Agency, Inc. provides property and casualty insurance through 14 insurance offices in the Western New York region. Evans Investment Services, Inc., a wholly-owned subsidiary of Evans Bank, provides non-deposit investment products such as annuities and mutual funds. Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their Web sites at www.evansbancorp.com and www.evansbank.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in
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Evans Bancorp Prices Common Stock Offering
May 11, 2010

achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.
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For more information contact:	-OR-
Gary A. Kajtoch	Deborah K. Pawlowski
Executive Vice President and Chief Financial Officer	Kei Advisors LLC
Phone: (716) 926-2000	Phone: (716) 843-3908
Email: gkajtoch@evansbank.com	Email: dpawlowski@keiadvisors.com